Exhibit 21.01      List of Subsidiaries of Adelphia Communications Corporation1
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ADELPHIA COMMUNICATIONS CORPORATION (Delaware corporation)

         ACP HOLDINGS, INC. (Delaware corporation)2

         ADELPHIA CABLE T.V., INC. (Pennsylvania corporation)

         ADELPHIA CABLEVISION, INC. (Pennsylvania corporation)
                  Bethel Park TV Cable Co., Inc. (Pennsylvania corporation) Crestwood Holdings, Inc. (Delaware corporation)
                  Manchester Cablevision, Inc. (New Jersey corporation)
                  Indiana Cablevision, Inc. (Pennsylvania corporation)
                  Jefferson TV Cable Co., Inc. (Pennsylvania corporation)
                  Mt. Oliver TV Cable Co., Inc. (Pennsylvania corporation) Niagara Frontier Cable Television, Inc. (New York corporation) Punxsutawney TV Cable Co., Inc. (Pennsylvania corporation) South Hills TV Cable Company (Pennsylvania corporation)
                  West Newton TV Cable Co., Inc. (Pennsylvania corporation) Western Reserve TV Co. (Ohio corporation)

         ADELPHIA COMMUNICATIONS INTERNATIONAL, INC. (Delaware corporation)

         BRAZAS COMMUNICATIONS, INC. (Delaware corporation)3

         CENTRAL VIRGINIA CABLE, INC. (Delaware corporation)

         CHAUNCEY COMMUNICATIONS CORPORATION (Delaware corporation)
                  Clear Cablevision, Inc. (Delaware corporation)
                  International Cablevision, Inc. (New York corporation)4

         CHELSEA COMMUNICATIONS, INC. (Delaware corporation)5
                  Aurora Cable Vision, Inc. (New York corporation)
                  Better TV, Inc. of Bennington (Vermont corporation)
                  Campbell Communications, Inc. (Massachusetts corporation) Chautauqua County Cablevision, Inc. (New York corporation) Harbor Vue Cable TV, Inc. (New York corporation)
                  Hoosick Cablevision, Inc. (New York corporation)
                  Kalamazoo County Cablevision, Inc. (Michigan corporation) Mass. Cablevision, Inc. (Massachusetts corporation)
                  Mt. Lebanon Cablevision, Inc. (Pennsylvania corporation)6 Multi-Channel T.V. Cable Company (Ohio corporation)
                  Pericles Communications Corporation (Delaware corporation) Mountain Cable Communications Corporation (Delaware
                   corporation)
                  Mountain Cable Company (Vermont limited partnership)
                  Rigpal Communications, Inc. (Pennsylvania corporation)
                  South Shore Cablevision, Inc. (Massachusetts corporation) Upper St. Clair Cablevision, Inc. (Pennsylvania corporation) Vermilion Cable Communications, Inc. (Ohio corporation) Adelphia Cablevision Associates, L.P. (Pennsylvania limited partnership)

         EMPIRE SPORTS PARTNERS (51% ownership interests) (Pennsylvania general partnership)

         GRAND ISLAND CABLE, INC. (Delaware corporation)

         HYPERION TELECOMMUNICATIONS, INC. (89% owned) (Delaware corporation)
                  Hyperion Enhanced Networks of Virginia, Inc. (Delaware
                   corporation)
                  Hyperion Telecommunications of Florida, Inc. (Florida
                       corporation)
                        Continental Fiber Technologies (20% owned) (Florida
                         corporation)
                  Hyperion Telecommunications of New York, Inc. (Delaware
                   corporation)
                        NHT   Partnership   (40%   owned)   (New  York   general
                        partnership)  NewChannels  Hyperion   Telecommunications
                        (50% owned) (New York general partnership)
                  Hyperion Telecommunications of Kansas, Inc. (Delaware
                   corporation)
                       Multimedia Hyperion Telecommunications Partnership
                       (49.9% owned) (Kansas general partnership)
                  Hyperion Telecommunications of Kentucky, Inc. (Delaware
                   corporation)
                       Louisville Lightwave (50% owned) (New Jersey partnership)
                  Hyperion Telecommunications of Massachusetts, Inc. (Delaware
                   corporation)
                  Hyperion Telecommunications of New Jersey, Inc. (Delaware
                   corporation)
                        New Jersey Fiber Technologies Partnership (19.7% owned) (New Jersey general partnership)
                  Hyperion Telecommunications of Pennsylvania, Inc. (a Delaware
                   corporation)
                  PECO Hyperion Telecommunications (50% owned) (Pennsylvania general partnership)
                        Hyperion Telecommunications of Harrisburg  (50% owned)
                          (Pennsylvania general partnership)
                  Hyperion Telecommunications of Tennessee, Inc. (Delaware
                   corporation)
                  AVR of Tennessee, L.P. d/b/a Hyperion of Tennessee, L.P.
                   (25% owned) (California limited partnership)
                  Hyperion Telecommunications of Vermont, Inc. (Delaware
                   corporation)
                  Hyperion Telecommunications of Virginia, Inc. (Virginia
                   corporation)
                        Alternet of Virginia (37% owned) (Virginia general
                         partnership)

         KITTANNING CABLEVISION, INC. (Delaware corporation)7

         LOUISA CABLEVISION, INC. (Delaware corporation)
                  Greater Louisa County Cable (Pennsylvania general partnership)

         MARTHA'S VINEYARD CABLEVISION, L.P. (50.1% owned) (Massachusetts limited partnership)

         MERCURY COMMUNICATIONS, INC. (Delaware corporation)

         NORTHEAST CABLE, INC. (85% owned) (Delaware corporation)7

         PAGE CALL, INC.  (49.9% owned) (Delaware corporation)

         PAGETIME, INC. (Delaware corporation)

         PROGRAMMING SERVICES, INC. (Delaware corporation)

         SABRES, INC. (Delaware corporation)

         SOUTHWEST VIRGINIA CABLE, INC. (Delaware corporation)
                  Southwest Virginia Holdings, Inc. (Delaware corporation) Richlands Cablevision, L.P. (Delaware limited partnership)

         ST. MARY'S CABLEVISION, INC. (50% owned) (Pennsylvania corporation)

         TAURUS COMMUNICATIONS, INC. (North Carolina corporation)

         UCA CORP.
                  UltraCom of Montgomery County, Inc. (Delaware corporation)
                           VanBuren County Cablevision, Inc. (Pennsylvania
                            corporation)
                           Multi-Channel TV Cable Co. of Virginia (Delaware
                            corporation)
                           Lorain Cable Television, Inc. (Ohio corporation)
                  Valley Cablevision, Inc. (Delaware corporation)

         U.S. TELE-MEDIA INVESTMENT COMPANY (Pennsylvania corporation)
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1   Adelphia Communications Corporation and its subsidiaries operate under the name "Adelphia Cable
Communications." Ownership of subsidiaries is indicated by indentations. Ownership of each subsidiary is 100% unless otherwise indicated parenthetically or by footnote.

2   ACP Holdings, Inc. is the managing general partner of, and holds partnership interests in, Olympus Communications, L.P., a Delaware limited partnership which is not consolidated with Adelphia
Communications Corporation. Olympus Communications, L.P. owns 99.98% of the partnership interests of Adelphia Cable Partners, L.P. (a Delaware limited partnership) and 99.9% of the partnership interests in West Boca Acquisition Limited Partnership (a Delaware limited partnership), Telesat Acquisition Limited Partnership (a Delaware limited partnership) and of Leadership Acquisition, L.P. (a Delaware limited partnership). Adelphia Cable Partners, L.P. owns 100% of the stock of Southeast Florida Cable, Inc. (a Florida corporation) and 50% general partnership interest in Key Biscayne Cablevision (a Pennsylvania general partnership). Southeast Florida Cable, Inc. owns 100% of the stock of Palm Beach Group Cable, Inc. which owns a 50% general partnership interest in Palm Beach Group Cable Joint Venture, both Florida entities. West Boca Acquisition Limited Partnership owns 100% of the stock of West Boca Security, Inc. (a Delaware corporation) and 50.36% limited partnership interest in Starpoint Limited Partnership (a Pennsylvania limited partnership). Starpoint Limited Partnership owns 100% of the stock of Cable Sentry Corporation (a Florida corporation).

3   Brazas Communications, Inc. owns 100% of the non-voting common stock and
100% of the non-voting preferred stock of TeleMedia Company Holdings, Inc. (a Delaware corporation), which owns 100% of the stock of TeleMedia Company of Western Connecticut (a Connecticut corporation).

4 International Cablevision, Inc. owns a 50% general partnership interest in Western New York Cable Advertising, L.P. (a Delaware limited partnership).

5 Chelsea Communications, Inc. holds a 27.43% interest as General Partner in Adelphia Cablevision Associates, L.P.; in addition, the following entities hold the following percentage interest as limited partners: Aurora Cable Vision, Inc. (14.37%), Mass. Cablevision, Inc. (31.09%), Kalamazoo County Cablevision, Inc. (10.78%), and Vermilion Cable Communications, Inc. (16.33%). Chelsea Communications, Inc. also owns a 61% general partnership interest in Media Partners of Massachusetts.

6 Mt. Lebanon Cablevision, Inc. owns a 75% partnership interest in Three Rivers Cable Associates, L.P. (an Ohio limited partnership).

7 Northeast Cable, Inc. and Kittanning Cablevision, Inc. own general partnership interests of 99% and 1%, respectively, in Robinson/Plum Cablevision, L.P. (a Pennsylvania limited partnership).